Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-124780 and 333-138503 of Southern Company on Form S-8 of our report dated June 25, 2008, appearing in this Annual Report on Form 11-K of The Southern Company Employee Savings Plan for the year ended December 31, 2007.

/s/Deloitte & Touche LLP

Atlanta, GA

June 25, 2008